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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Amendment No. 1 to Registration Statement No. 333-76484 of Texas Regional Bancshares, Inc. on Form S-4 of our report dated March 23, 2001 on the consolidated financial statements of Riverway
Holdings, Inc., appearing in the joint proxy statement-prospectus, which is part of such Registration Statement. We also consent to the references to us under the heading "Experts" in such joint proxy statement-prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Houston, Texas
January 18, 2002

                              Exhibit 23.3--Page 1